Exhibit 99.B(d)(1)(A)(i)

Directed Services, LLC

1475 Dunwoody Drive, West Chester, PA 19380

July 31, 2007

ING Investors Trust

7337 E. Doubletree Ranch Rd.

Scottsdale, AZ 85258

Ladies and Gentlemen:

Pursuant to our letter agreement dated July 31, 2007, we have reduced our annual investment management fees for ING Julius Baer Foreign Portfolio by amounts corresponding to the July 31, 2007 sub-advisory fee reduction by Julius Baer Investment Management, Inc. (the “Reduction”).

The Reduction is calculated as follows:

Reduction = 50% x (former sub-advisory fee - new sub-advisory fee)

By this letter, we agree to continue the Reduction for the period July 31, 2007 through May 1, 2009.

Please indicate your agreement to this Reduction by executing below in the place indicated.

Very sincerely,

/s/ Todd Modic
Todd Modic
Vice President
Directed Services, LLC

Agreed and Accepted:
ING Investors Trust
(on behalf of the Portfolio)

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Investors Trust
Scottsdale, AZ 85258-2034	Fax: 480-477-2744